Exhibit 99.1

ZIOPHARM 34th Annual J.P. Morgan Healthcare Conference January 2016 ZIOPHARM Oncology

Forward-looking statements This presentation contains certain forward-looking information about ZIOPHARM Oncology, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” and “believes.” These statements include, but are not limited to, statements regarding the progress, timing and results of preclinical and clinical trials involving the Company’s drug candidates, and the progress of the Company’s research and development programs. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to: whether chimericantigen receptor T cell (CAR T) approaches, Ad-RTS-IL-12, TCR and NK cell-based therapies, or any of our other therapeutic candidates will advance further in the pre-clinical or clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether chimeric antigen receptor T cell (CAR T) approaches, Ad-RTS-IL-12, TCR and NK cell-based therapies, and our other therapeutic products will be successfully marketed if approved; the strength and enforceability of our intellectual property rights; competition from other pharmaceutical and biotechnology companies; and the other risk factors contained in our periodic and interim SEC reports filed from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events. ZIOPHARM Oncology

ZIOPHARM: Implementing a unique technology toolbox enabling a broad immunotherapy approach against cancer Unique Technology Toolbox Laurence Cooper, MD, PhD • Named CEO in May 2015 • Developed Sleeping Beauty technology in-licensed by ZIOP/XON in Jan 2015 • Previously professor pediatric oncology at MD Anderson Cancer Center: expertise in immunotherapy, led bone marrow transplant program • ZIOPHARM (NASDAQ: ZIOP) applying combinations that encompass viral & non-viral mechanisms, differentiating it from other players in adoptive cellular therapy today • We are uniquely situated with: – Viral delivery of cytokine – T-cell therapy – Non-viral and viral delivery of CARs – NK-cell therapy – Autologous and allogeneic products – And combinations of these therapies • Maturing proof-of-concept data, multiple trial launches in 2016 and 2017 • Well capitalized: Cash and equivalents of $163.8 million (Q3 2015) – Sufficient to fund our planned operations into Q1 2018

Introduction: Multiple immunotherapies and combination immunotherapies will be needed Tumor resistance is a hallmark of cancer: Native immune response unable to treat cancer: Many therapies, including combination Because the endogenous programming approaches, with different mechanisms of language within T cells and NK cells action are needed to overcome tumor escape is muted by cancer Current Clinical Approaches leading to combination immunotherapy Administer modified immune cells to Administer IL-12 via controlled gene therapy provide effective anti-tumor response to bolster endogenous immune response T cells T cells T cells Ad-RTS-IL-12 + veledimex

Ad-RTS-IL-12 + veledimex: Clinical update*

ZIOPHARM Oncology



T cells
NK cells
Non-Viral
Viral
Auto-logous
Allo-geneic

Early brain tumor data encouraging (N=7)

- Patients enrolled at multiple centers
- Biomarkers supportive of activity
- Neurotoxicity minimal and manageable
- "On-target toxicities" as expected and promptly reversible upon stopping veledimex

Adverse Event	Grade ≥ 3
Aseptic Meningitis	1 (14%)
Leukopenia	1 (14%)
Neutropenia	1 (14%)
Thrombocytopenia	1 (14%)
Vomiting	1 (14%)

Early breast cancer data encouraging (N=6)

- First patient achieved 12 week PFS endpoint
- Patient accrual accelerating with 5 patients enrolled during fourth quarter
- Looking for confirmation of increased memory T cells as seen in previous trials
- "On-target toxicities" as expected and promptly reversible upon stopping veledimex



Increased memory T cells
Sum Score
250
200
150
100
50
0
Screening
Injected

Sum Score is the frequency of specifically stained cells multiplied by the staining intensity

*As of Dec 15, 2015

5

Ad-RTS-IL-12 + veledimex: Building upon our foundation as the company to safely control and deliver IL-12 NK T cells cells Non- Viral Viral Auto- Allo-logous geneic NK T cells cells Non- Viral Viral Auto- Allo-logous geneic NK T cells cells Non- Viral Viral Auto- Allo-logous geneic *As of Dec 15, 2015 Control and Safety* • 52 patients treated to date in 4 different human studies • SAEs and Grade 3 related toxicities are rapidly reversible upon discontinuation of veledimex • Pattern observed in current GBM and Breast Cancer studies is predictable, consistent and reversible Next Steps • Monotherapy – Complete current trials – Determine optimal dose • Combination therapy with checkpoint inhibitors – Pre-clinical data demonstrates improved anti-tumor response in mice with glioma – Abstract submitted ASGCT May 2016

Non-viral Delivery: Sleeping Beauty platform “The Sleeping Beauty transposon-transposase system represents a unique non-viral system for introducing genes encoding T-cell receptors and chimeric antigen receptors into lymphocytes that can be of great value in the development of personalized immunotherapies for patients with cancer.” Steven A. Rosenberg M.D., Ph.D. December 2015 Advantages of Sleeping Beauty non-viral platform: • Provides conduit to targeting solid tumor neo-antigens using T-cell receptors • Lowers the cost of generating genetically modified T cells • Has the potential to generate T cells with minimal ex vivo processing • Pathway to overcome regulatory hurdles NK T cells cells Non- Viral Viral Auto- Allo-logous geneic

Sleeping Beauty: First-in-human study NK CAR T cells Non- Viral Viral Auto- Allo-logous geneic Long term follow-up data from 1st generation Sleeping Beauty platform in two trials infusing CAR+ T cells after hematopoietic stem-cell transplantation (HSCT) • Showed favorable PFS and OS trends in both autologous and allogeneic cohorts • Non-viral Sleeping Beauty T-cell survival compared favorably versus viral approaches Historical Controls Sleeping Beauty

Sleeping Beauty: Superior data with next-generation CARs Next-gen CARs utilizing Sleeping Beauty demonstrating superior pre-clinical in vivo activity Established Disease Model Prior Sleeping Beauty CAR design Modified Sleeping Beauty CAR design Established Disease Model No T cells Modified CAR & mIL-15 NK CAR T cells Non- Viral Viral Auto- Allo-logous geneic Bur den Tumor Next-gen CD19 CAR-T with improved design for improved persistence and anti-tumor response Bu rden Tumor Combination of CAR-T and IL-15 cytokine signaling improves persistence and bolsters immune response

Targeting intracellular antigens: The key to implementing T-cell therapy for solid tumors Tumor-Associated Antigens (TAAs) – Majority TAAs (90%) are intracellular versus only ~10% of proteins expressed on the surface of cells – Presented by human leukocyte antigen (HLA) – Minority of patients share HLA – Most TAAs are not shared between recipients, i.e. neo-antigens – Driver mutations and linked to cancerous behavior Approach for developing therapies – Targeting most TAAs will be via T-cell receptors (TCRs) – Targeting intracellular TAAs requires multiple TCRs to benefit multiple patients – Targeting neo-antigens requires that the T-cell products are personalized to that one antigen in that individual patient.

Sleeping Beauty: This non-viral approach is the key for targeting intracellular antigens by TCRs NK TCR cells Non- Viral Viral Auto- Allo-logous geneic neo-antigens receptors Non-viral al Sleeping Beauty Viral delivery eliv Provides conduit to While established for CARs, targeting solid tumor viral approaches have limited intracellular neo-antigens appeal for targeting multiple via multiple TCRs intracellular antigens via TCRs Cost effective approach High cost approach Rapid Labor intensive, manufacture slow manufacture Customizable, able to swap in Challenging to different receptors customize Identify neo-antigens receptors

Sleeping Beauty: Farthest advanced in non-viral clinical development Nat Med. 2016 Jan 6;22(1):26-36. “Success for cell-based immunotherapies “Presently, use of the Sleeping may come from the arduous task of Beauty (SB) transposon / targeting the unique set of mutations transposase system has advanced that cause each patient’s cancer” farthest in clinical development”

Viral Delivery: Lentiviral CAR T Platform

ZIOPHARM Oncology


CAR T
NK cells
Non-Viral
Viral
Auto-logous
Allo-geneic

- Ziopharm is utilizing Intrexon's lentiviral platform for immunotherapy of tumors with unmet needs outside of the crowded viral CAR T treatment landscape for $CD19^{+}$ malignancies
- Rapidly advancing a CAR T target for myeloid malignancies:
  - Encouraging pre-clinical data including CAR expression, cytotoxicity, and IFN-γ production
  - Clinical trial is planned for 2016

CAR expression


Target CAR
CD3
0
0

Cytotoxicity


Lysis (%)
EL4
EL4/Target
Tumor Cell Line 1
Untransduced T Cells
10:1
Target CAR T Cell

IFNγ production


IFN-γ (pg/ml)
EL4
Tumor Cell Line 1
Tumor Cell Line 2
None

***In vivo* model for myeloid malignancies CAR-T target**


Day 7
Day 14
Day 21
Day 29
Saline
Untransduced T cells
Targeted CAR T Cells
Non-targeted CAR T Cells

13

Viral Delivery: Graft-versus-Host-Disease Ziopharm is utilizing lentiviral delivery and Intrexon’s proprietary gene control technologies to modify regulatory T cells (Tregs) to express IL-2 for treatment of GvHD NK T cells cells Non- Viral Viral Auto- Allo-logous geneic Infusion of Tregs with in vivo controlled production of IL-2 Genetic modification to express IL-2 under control of switch

Natural Killer Cells: Beyond T cells Natural killer (NK) cells – Target tumors, e.g., with loss or mismatch of HLA – Killing is independent of a specific (known) target antigen – Cytokines, e.g., IL-12 are “fuel” for NK cells – Build on promising proof-of-principle trials ongoing at MDACC infusing autologous and allogeneic NK cells manufactured using feeder cells – Launching trials infusing off-the-shelf NK cells for AML and brain tumors NK T cells cells Non- Viral Viral Auto- Allo-logous geneic

Solving Problems: Bio-engineering and bio-processing NK T cells cells Non- Viral Viral Auto- Allo-logous geneic Implementing manufacturing processes for both autologous and allogeneic settings RTS® and switches will address off-target effects, especially in solid tumors Continued optimization of manufacturing process to improve performance – Shortened manufacturing of CAR T cells shows superior in vivo activity Leveraging manufacturing through – MDACC – CMOs via Intrexon Patient-derived (autologous) Off-the-shelf (allogeneic) NK cells NK cells Match one donor with multiple recipients. Shorten manufacturing time Generate large numbers of T or NK cells to produce T or NK cells with retained capacity to proliferate.

Partnerships: With Intrexon/Merck KGaA in CAR-T • Exclusive strategic collaboration and license agreement to develop and commercialize CAR-T cancer therapies ? Biopharmaceutical business of Merck KGaA has nominated its 2 novel CAR T targets; they will lead IND filing and pre-IND interactions, clinical development and commercialization ? Intrexon and ZIOPHARM retain ability to explore targets independently, granting Merck KGaA opt-in rights during clinical development • Economics divided evenly between ZIOPHARM and Intrexon ? Upfront payment of $115 million ? For first two CAR T targets, up to $826 million ($413 million per product) in development and commercial milestones ? Tiered royalties up to lower-double digits on net sales ? Merck KGaA may elect additional targets at additional cost • Up to $941M in upfront/milestones for two targets recognizes value of CAR T programs and technology ? De-risks portfolio and adds significant global development expertise NK CAR T cells Non- Viral Viral Auto- Allo-logous geneic

Partnerships: With Intrexon and MDACC • Fully leveraging our clinical collaboration with MDACC to rapidly evaluate various strategies • Exploring cutting edge immunology to harness the full capability of gene modified adoptive cell types, such as various immune-modulatory strategies driving T cell or NK cell anti-tumor activity: ? PD-1 and CTLA-4 knock down ? Chimeric co-stimulatory receptors ? Transcription factors ? Cytokines (IL-2, IL-7, IL-15, IL-21 and IL-12) ? Chemokines NK T cells cells Non- Viral Viral Auto- Allo-logous geneic

Partnerships: To implement multiple immunotherapies Clinical sites ZIOPHARM MDACC DNA engine • Switches Rapid Clinical Intrexon • CARs Development • TCRs • Cytokines Merck NCI KGaA PBL and IL-12 CAR-T cells CAR-T cells

Addressing unmet medical needs: Solid tumors and hematological malignancies Existing Trials Pipeline Trials Glioblastoma Incidence 3/100,000 10,787 new cases annually 5% AML 5 year survival rate is approximately Incidence 4/100,000 Breast 20,830 new cases Incidence 1/8 10,460 deaths annually 231,840 new cases Leukemia MDS 40,290 deaths annually Incidence 13/100,000 Multiple Myeloma Incidence 5/100,000 52,380 new cases 14,778 new cases annually ,090 Non-Hodgkin Lymphoma Incidence 6/100,000 1/3 will develop AML 24 deaths annually Incidence 20 /100,0000 24,050 new cases 70,800 new cases 11,090 deaths annually 18,990 deaths annually Refs: Glioblastoma (CBTRUS Report, Neuro-Oncology 17:iv1–iv62, 2015); Breast (Cancer Facts & Figures 2015. American Cancer Society); Hematologic Malignancies (Leukemia and Lymphoma Society Facts 2014-2015, based on Cancer Facts & Figures 2014 and SEER Program SEER*Stat Database 2007-2011)

Addressing unmet medical needs: Pipeline

ZIOPHARM Oncology

Program	Indication	Preclinical	Phase I	Phase II
Ad-RTS-IL-12	GBM			
	Breast Cancer			
	Pediatric			
	GBM + Checkpoint			
CAR				
CD19 1st Generation	Leukemia/Lymphoma			
CD19 2nd Generation				
CD19 3rd Generation with cytokine				
Myeloid malignancies target	Undisclosed			
Merck Target 1	Undisclosed			
Merck Target 2	Undisclosed			
Off-the-shelf myeloid malignancies target	Undisclosed			
NK Cells				
Primary NK cells	AML			
Combination with Ad-RTS-IL-12	Brain Cancer			
Genetically-engineered	TBD			
TCR				
Sleeping Beauty TCR	TBD			
Sleeping Beauty TCR and cytokine	TBD			
Other				
Regulatory T Cells	GvHD			
Modified Bacteria (microbiome)	GvHD			

Target 2016

Target 2017

21

Summary: Multiple immunotherapies and combination immunotherapies are being administered • We stand alone in our ability to control the delivery of IL-12 • We stand alone in being able to harness non-viral DNA as a method to genetically control T cells • We are launching multiple immunotherapy modalities – Trial initiated with 2nd generation CD19 CAR-T utilizing non-viral Sleeping Beauty – Three new trials in 2016: Combination immunotherapy, viral CAR-T, and NK cells • We are combining different elements of the immune system • We have an ecosystem to efficiently develop and test new ideas in the clinic • We have an expanding and unique platform to control the immune system

ZIOPHARM 34th Annual J.P. Morgan Healthcare Conference January 2016 ZIOPHARM Oncology